Sub-Item 77Q1(e)
Copies of new or amended Registrant investment advisory contracts
33-63212, 811-7736


Amendment to Investment Advisory Agreement for Worldwide Portfolio is incorporated herein by reference to Exhibit (d)(74) to Post-Effective Amendment No. 66 to Janus Aspen Series registration statement on Form N-1A, filed on May 1, 2013; accession number 0000950123-13-003223 (File No. 33-63212).

Amendment to Investment Advisory Agreement for Moderate Allocation Portfolio is incorporated herein by reference to Exhibit (d)(75) to Post-Effective Amendment No. 66 to Janus Aspen Series registration statement on Form N-1A, filed on May 1, 2013; accession number 0000950123-13-003223 (File No. 33-63212).